090403

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

Parallax Health Sciences, Inc.

2. Description of the original document for which correction is being made:

Certificate of Designation - Document Number: 20190073702-31

3. Filing date of the original document for which correction is being made: 02/20/2019

4. Description of the inaccuracy or defect:

The Certificate of Designation was supposed to be accompanied by a Certificate of Validation (attached hereto). Additionally, the effective date of the Certificate of Designation was incorrect when originally filed.

5. Correction of the inaccuracy or defect:

(i) The Certificate of Validation is attached hereto;
(i) The effective date of Certificate of the Designation should be August 10, 2018.

6. Signature:

X [signature]

Authorized Signature

Paul Arena, CEO
Title *

03/11/2019
Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Correction
Revised: 1-5-15

PARALLAX HEALTH SCIENCES, INC.

CERTIFICATE OF VALIDATION

March 11, 2019

This  Certificate  of  Validation  (this  “Certificate”)  is  filed  on  behalf  of  Parallax  Health

Science,  Inc.,  a  Nevada  corporation  (the  “Corporation”),  pursuant  to  Section  78.0296  of  the

Nevada  Revised  Statutes  (“NRS”),  which  provides  that,  if  a  corporate  act  ratified  or  validated pursuant to such section would have required any filing with the Secretary of State pursuant to the provisions  of  such  title,  or  if  such  ratification  or  validation  would  cause  any  such  filing  to  be inaccurate  or  incomplete  in  any  material  respect,  the  Corporation  shall  make,  amend  or  correct each  such  filing  in  accordance  with  Section  78.0296  of  the  NRS,  and  that  any  such  filing,

amendment  or  correction  must  be  accompanied  by  a  certificate  of  validation  indicating  that  the filing, amendment or correction is being made in connection with a ratification or validation of a corporate act in accordance with Section 78.0296 of the NRS and specifying the effective date and time of the filing, amendment or correction, which may be before the date and time of filing.

I, Paul Arena, the Chief Executive Officer of  the Corporation, hereby certify on behalf of the Corporation as follows:

l.

This Certificate shall accompany, and is to be appended to, that certain Certificate of Designation (the “Certificate of Designation”), filed on February 20, 2019, Document Number:

20190073702-31,  with  the  Nevada  Secretary  of  State  in  accordance  with  Section  78.0296  of  the

NRS.

2.

The  Certificate  is  being  filed  in  connection  with  a  ratification  or  validation  of  a corporate act in accordance with Section 78.0296 of the NRS.

3.

The effective date and time of filing of the Certificate of Designation is August 10,

2018 (Pacific Time).

[SIGNATURE PAGE FOLLOWS]

PARALLAX HEALTH SCIENCES, INC.

IN  WITNESS  WHEREOF,  the  undersigned  has  executed this Certificate on behalf of the

Corporation as of the date set forth above.

Parallax Health Science, Inc.,

a Nevada corporation

By:

/s/ Paul Arena__________________

Name: Paul Arena

Title:   Chief Executive Officer

The undersigned hereby certifies that the person named above is the duly elected, qualified and  acting  Chief  Executive  Officer  of  the  Corporation,  and  that  the  signature  appearing  above  is his true and genuine signature.

By:

/s/ Calli R. Bucci_______________

Name:  Calli R. Bucci

Title:    Corporate Secretary

150103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Designation
(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

PARALLAX HEALTH SCIENCES, INC.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

SEE ATTACHED CERTIFICATE OF DESIGNATION - SERIES C PREFERRED STOCK

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X [signature]

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Designation
Revised: 1-5-15

CERTIFICATE OF DESIGNATION

OF RIGHTS, PREFERENCES AND PRIVILEGES OF

SERIES C PREFERRED STOCK

OF

PARALLAX HEALTH SCIENCES, INC.

Pursuant to Sections 78.195 of the Nevada Revised Statues (the “NRS”), as Amended, Parallax Health

Sciences, Inc., a Company organized and existing under laws of the State of Nevada (the “Company”), does hereby submit the following:

WHEREAS,   Company   has   500,000,000   shares   of   common   stock,   par   value   $.0.001   per   share

(“Common  Stock”),  and  10,000,000  shares  of  preferred  stock,  par  value  0.001  (the  “Preferred  Stock”),

outstanding, and the Company’s Board of Directors  (the “Board”)  is authorized to issue and establish one or more series of the Preferred Stock and to fix the designation, rights, preferences, powers, restrictions and limitations thereof;

WHEREAS,  850,000  shares  of  Series  A  and  40,000  shares  of  Series  B  Preferred  Stock  have  been designated,  and  823,691  shares  of  Series  A  and  40,000  shares  Series  B  Preferred  Stock  have  heretofore been issued; and

WHEREAS,  the  Board  believes  it  to  be  in  the  best  interest  of  the  Company  and  its  shareholders  to designate  a  new  class  of  Series  C  Preferred  Stock,  with  the  preferences  and  relative  and  other  rights,  and the qualifications, limitations or restrictions as defined below.

NOW  THEREFORE  BE  IT  RESOLVED,  that  pursuant  to  the  authority  vested  in  the  Board  by  the

Company's  Articles  of  Incorporation,  as  amended  (the  “Articles”),  a  series  of  preferred  stock  of  the

Company  be, and it hereby  is,  created  out  of the  authorized  but  unissued  shares  of  the  capital stock  of the

Company,  of  which  the  preferences  and  relative  and  other  rights,  and  the  qualifications,  limitations  or restrictions thereof, shall be as follows:

1)    Designation.  Six Hundred Thousand (600,000) shares of the authorized and unissued Preferred Stock of the Company are hereby designated “Series C Preferred Stock”  (the "Series "C" Preferred Stock").

2)    Dividends:  The  Series  C  Preferred  Stock  shall  be  entitled  to  receive  cumulative,  non-compounding,

dividends  at  an  annual  rate  of  eight  percent  (8%),  payable  semi-annually,  which  at  the  option  of  the

Company  may  be  “payment  in  kind”  (“PIK”)  or  cash  (provided  that  if  the  Company  is  not  legally permitted to distribute cash dividends it shall nevertheless pay dividends to holders by PIK to the extent

legally  permissible.   Dividends  will  cease  upon  conversion  or  redemption  of  the  Series  C  Preferred

Stock into PRLX’s Common Stock.

3)    Conversion Rights.

a)    Elective  Conversion:   Each  Share  of  Series  C  Preferred  Stock  shall  be  convertible  at  any  time  in whole or in part, including accrued dividends, at election of the holder, at the then Conversion Ratio

(the “Conversion Ratio”), to be determined as the lower of:”

i)     $0.12 per share, or 41.667 of Common Stock, if converted within three-years from the date of issuance; or

ii)   a 33% discount on the price per share of the Company’s capital stock offered in:

Parallax Health Sciences, Inc.

Series C Preferred Stock

Designation

(1)  the  next  primary  offering  immediately  following  the  issuance  of  the  Series  C  Preferred

Stock; or

(2)  any new equity linked financing within the next 24 months of the closing date of the Series

C Preferred Stock offering.

b)    Forced Conversion. The Company may, at its option, force conversion of any portion of the Series

C  Convertible  Preferred  Stock  if,  at  any  time,  the  market’s  closing  price  of  the Common  Stock  is over three-times (300%) per share the Prevailing Conversion Price for a 20 trading-day period, and the PRLX stock is trading a minimum of over 60,000 shares per day average trading volume

c)    Conversion  Ratio.  The  Conversion  Ratio  of  the  Series  C  Preferred  Stock  will  be  subject  to proportional  adjustment  for  stock  splits,  stock  dividends,  and  the  like  and  to  adjustment  on  a narrow-based weighted average basis for issuances at a purchase price less than the then-effective

Conversion Ratio, subject to the following carve outs:

i)     the issuance of Common Stock to employees, consultants, officers or directors of the Company pursuant  to  stock  purchase  or  stock  option  plans  or  agreements  approved  by  the  Company’s

Board.

ii)   the issuance of securities in connection with acquisition transactions approved by the Board.

iii)  the  issuance  of  securities  to  financial  institutions  or  lessors  in  connection  with  commercial credit arrangements, equipment financings or similar transactions approved by the Board.

iv)  the issuance of securities in a private placement or public offering.

d)    Effect of Conversion. All Shares of Series C Preferred Stock converted as provided herein shall no longer be deemed issued and outstanding as of the effective time of the applicable conversion, and all rights with respect to such Shares shall immediately cease and terminate as of such time, other than the right of the holder to receive shares of Common Stock in exchange therefor.

4)    Voting Rights. Each Share  of Series C  Preferred Stock shall have  no right to  vote on any matter to be submitted for a vote to shareholders of the Company, until such time as conversion into Common Stock has taken place.

5)    Adjustment. In the event that the Company shall, at any time after the issuance of any Share of Series

C  Preferred  Stock,  (a)  declare  any  dividend  on  Common  Stock  payable  in  shares  of  Common  Stock,

(b)  subdivide  or  effectuate  any  stock-split  of  the  outstanding  Common  Stock  or  (c)  combine  or recapitalize  the  outstanding  Common  Stock  into  a  different  number  of  shares,  then  in  each  such  case the Company shall simultaneously effect a proportional adjustment to the number of outstanding Shares of Series C Preferred Stock.

6)    Consolidation,   Merger,   Etc. In   the   event   the   Company   enters   into   any   consolidation,   merger,

combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Shares of Series

C  Preferred  Stock  and  any cumulative  dividends  shall at  the  same  time  be  redeemed  by  the  Company in accordance with redemption rights provided herein, or similarly exchanged or changed into preferred stock of the surviving Company with the same rights and preferences as the Series C Preferred Stock.

Parallax Health Sciences, Inc.

Series C Preferred Stock

Designation

7)    Waiver. Any of the rights, powers, preferences and other terms of the Series C Preferred Stock set forth herein may be waived on behalf of a holder of Shares in its sole discretion.

8)    Assignment. Each holder of Shares of Series C Preferred Stock shall be entitled to transfer some or all of  its  Shares  to  one  or  more  affiliated  partnerships  or  funds  managed  by  it  or  any  of  such  holder’s respective directors, officers or partners; provided, however, that any such transferee agrees in writing to  be  subject  to  the  identical  terms  of  any  conversion  and/or  related  agreements  entered  into  by  the holder thereof in connection with the issuance of the transferred Shares.

9)    Redemption Rights. The Company may, by a resolution of the Board and in compliance with the NRS,

redeem and purchase any of its issued and outstanding Series C Preferred Stock. No such purchase or redemption  shall  be  made  if  the  Company  is  insolvent  at  the  time  of  the  proposed  purchase  or redemption  or  if  the  proposed  purchase  or  redemption  would  render  the  Company  insolvent.  If  the

Company  proposes,  at  its  option,  to  redeem  some  but  not  all  of  the  shares  of  any  class  or  series,  the

Board  may,  subject  to  the special  rights  and  restrictions  attached  to  such  shares,  decide  the  manner  in which  the  shares  to  be  redeemed  shall  be  selected  and  such  redemption  may  or  may  not  be  made  pro rata among every shareholder holding any such shares as the Board may determine.

10)  Re-issuance.   No  share  or  shares  of  Series  C  Preferred  Stock  acquired  by  the  Company  by  reason  of conversion, redemption or otherwise shall be reissued as Series C Preferred Stock, and all such shares thereafter  shall  be  returned  to  the  Company’s  treasury  under  the  status  of  undesignated  and  un-issued shares of Preferred Stock of the Company.

11)  Notices.  Unless  otherwise  specified  in  the  Company’s  Certificate  of  Incorporation  or  Bylaws,  all

notices  or  communications  given  hereunder  shall  be  in  writing  and,  if  to  the  Company,  shall  be delivered to it as its principal executive offices, and if to any Series C Holder, shall be delivered to it at its address as it appears on the stock books of the Company.

12)  Transfer   Agent   Notice.     The   Company   shall   immediately,   upon   filing   of   this   Certificate   of

Amendment,  provide  its  transfer  agent  with  copies  of  this  Certificate  of  Amendment  and  notify  its transfer  agent  of  all  rights,  conditions,  terms  and  requirements  hereunder.  In  the  event  the  Company changes  transfer  agents  following  the  filing  of  this  Certificate  of  Amendment,  any  new  transfer  agent shall  immediately  receive  copies  of  these  Articles  and  be  notified  of  all  rights,  conditions,  terms  and requirements hereunder.

13)  Amendment. No  provision  of  this  Certificate  of  Designation  may  be  amended,  modified  or  waived except by an instrument in writing executed by the Company and the holders of a majority of Shares of

Series  C  Preferred  Stock,  and  any  such  written  amendment,  modification  or  waiver  will  be  binding upon  the  Company  and  each  holder  of  Series  C  Preferred  Stock;  provided,  that  no  such  action  shall change  or  waive  (a)  the  definition  of  Liquidation  Value,  (b)  the  rate  at  which  or  the  manner  in  which dividends on the Series C Preferred Stock accrues or accumulates, without the prior written consent of holders of at least seventy-five (75%) of all outstanding Shares of Series C Preferred Stock.

14)  Severability.  If any word, phrase, provision or clause of this Certificate is deemed to be invalid, illegal,

or unenforceable, only specific content shall be deemed stricken from this Certificate and all remaining

language,  content,  rights,  restrictions  and  privileges  of  this  Certificate  shall  remain  in  effect.   If  any

word,  phrase,  provision  or  clause  of  this  Certificate  is  inapplicable  to  any  person  or  circumstance,  it shall nevertheless remain applicable to all other persons and circumstances.

(Signature Page immediately following)

Parallax Health Sciences, Inc.

Series C Preferred Stock

Designation

IN WITNESS WHEREOF, the undersigned directors have hereunto set their hands to this Certificate of Designation on February 5, 2019.

/s/ Paul R. Arena

/s/ John L. Ogden

Paul R. Arena

John L. Ogden

/s/ Calli R. Bucci

/s/ Edward W. Withrow Jr.

Calli R. Bucci

Edward W. Withrow Jr.

/s/ Nathaniel T. Bradley

Nathaniel T. Bradley

Parallax Health Sciences, Inc.

Series C Preferred Stock

Designation